As filed with the Securities and Exchange Commission on September 19, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-185281

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-147750

UNDER THE SECURITIES ACT OF 1933

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(724) 774-1020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary R. Whitaker

Vice President, General Counsel and Secretary

Horsehead Holding Corp.

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

Tel: (724) 774-1020

Fax: (412) 788-1812

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe

Ana Sempertegui

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by Horsehead Holding Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration No. 333-185281, filed on Form S-8 on December 5, 2012, pertaining to the registration of 2,700,000 shares of common stock (“Shares”) under the Horsehead Holding Corp. 2012 Incentive Compensation Plan; and

•	Registration No. 333-147750, filed on Form S-8 on November 30, 2007, pertaining to the registration of 1,684,944 Shares under the Second Amended and Restated 2004 Stock Option Plan of Horsehead Holding Corp. and 1,489,318 Shares issued or issuable under the Horsehead Holding Corp. Amended and Restated 2006 Long-Term Equity Incentive Plan.

On February 2, 2016, the Company and certain of its direct and indirect wholly-owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. These cases are being jointly administered under the caption In re Horsehead Holding Corp., Case No. 16-10287 (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has duly caused this post-effective amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 19, 2016.

HORSEHEAD HOLDING CORP.

By:	/s/ Gary R. Whitaker
Name:	Gary R. Whitaker
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statements has been signed by the following persons in the capacities indicated on September 19, 2016:

Signature	Capacity

/s/ James M. Hensler James M. Hensler	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)

/s/ Ryan Hutchison Ryan Hutchison	Vice President, Controller and Chief Accounting Officer (principal financial and accounting officer)

/s/ John C. van Roden, Jr. John C. van Roden, Jr.	Director

/s/ T. Grant John T. Grant John	Director

/s/ George A. Schreiber, Jr. George A. Schreiber, Jr.	Director

/s/ Jack Shilling Jack Shilling	Director